EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-97707, 333-158767 and 333-112331 of The AES Corporation on Form S-8 of our report dated June 30, 2008, relating to the 2007 financial statement of The AES Corporation Retirement Savings Plan, appearing in this Annual Report on Form 11-K of The AES Corporation Retirement Savings Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

McLean, VA

June 26, 2009